UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2020

Reliant Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	001-37391	37-1641316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1736 Carothers Parkway, Suite 100 Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 221-2020
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	RBNC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Retirement of Chief Operating Officer

On June 22, 2020 (the “Retirement Date”), Louis E. Holloway, the Chief Operating Officer of Reliant Bancorp, Inc. (the “Company”) and its wholly-owned bank subsidiary, Reliant Bank (the “Bank” and, together with the Company, “Reliant”), notified Reliant of his intention to retire, effectively immediately, from his position as Chief Operating Officer of Reliant.

(e) Material Compensatory Contract

In connection with Mr. Holloway’s retirement, Reliant and Mr. Holloway entered into an Executive Separation Agreement and Release, dated June 22, 2020 (the “Retirement Agreement”). The Retirement Agreement will be effective as of June 30, 2020, following the end of the applicable revocation period. The Retirement Agreement provides for Reliant to pay Mr. Holloway a severance benefit equal to one times his annual base salary as of the Retirement Date, payable in 24 equal bi-weekly installments, along with a transition payment equal to one month of Mr. Holloway’s current base salary. Additionally, Reliant will pay for health insurance continuation coverage for Mr. Holloway and his dependents for up to 13 months following the Retirement Date. Further, the Company agreed to accelerate the vesting of 3,000 shares of restricted stock and 2,000 restricted stock units previously awarded to Mr. Holloway to the extent the same were not by their terms vested as of the Retirement Date and would otherwise be forfeited upon Mr. Holloway’s separation from Reliant. Pursuant to the Retirement Agreement, Mr. Holloway provided a customary general release of claims against Reliant and its subsidiaries and affiliates (and other related parties), including claims arising out of his employment with Reliant or the termination thereof.

The foregoing description of the Retirement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Retirement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Executive Separation Agreement and Release, dated June 22, 2020, by and among Louis E. Holloway, Reliant Bancorp, Inc., and Reliant Bank
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT BANCORP, INC.

Date: June 26, 2020
/s/ DeVan Ard, Jr.
DeVan Ard, Jr.
Chairman and Chief Executive Officer